Exhibit 23.4

Consent of Independent Auditors

We consent to use of KPMG Huazhen’s report dated June 26, 2012, with respect to the statement of comprehensive income, changes in equity and cash flows of Beijing Guard Libang Technology Co., Ltd. for the year ended December 31, 2011, incorporated herein by reference.

/s/ KPMG Huazhen (Special General Partnership)

Beijing, People’s Republic of China

August 7, 2014